For Immediate Release	News Media & Financial Analyst Contact:
Unity Bancorp, Inc. (NSDQ: UNTY)	James A. Hughes, President and CEO
April 17, 2020	(908) 713-4306

Unity Bancorp Reports
Quarterly Earnings of $5.4 Million

Clinton, NJ, April 17, 2020 - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $5.4 million, or $0.49 per diluted share, for the quarter ended March 31, 2020, a 6.5% decrease compared to the $5.7 million, or $0.52 per diluted share reported for the prior year’s first quarter, primarily due to an increase of $1.0 million in our provision for loan losses, necessitated by impacts on the loan portfolio caused by COVID-19.

COVID-19 Impact
Due to the COVID-19 epidemic, results of operations for the first quarter of 2020 do not track with the Company’s historical performance. The impact of COVID-19 is evolving rapidly and its future effects are uncertain at this moment in time. The actual impact will depend on many factors beyond our Company’s control. However, the Company has and is taking every step to protect the health and safety of its employees and customers and to work with its customers experiencing economic hardship resulting from the epidemic. The Company has the majority of non-branch personnel working remotely. Branch lobbies are now closed, and the Company is servicing clients through its drive through facilities, ATM’s or by appointment. The Company has also opted to host our Annual Shareholders Meeting online, in light of government restrictions on group gatherings.

The Bank is working closely with its loan customers to educate and guide them on their options for financial assistance, including disaster loans, the Paycheck Protection Program (PPP) and payment relief through deferrals and waived fees. The Company will continue to provide a fast and flexible response to the quickly changing circumstances and is confident it will navigate successfully through these trying times.

First Quarter Earnings Highlights

•	Net interest income, our primary driver of earnings, increased $1.0 million to $15.2 million for the quarter ended March 31, 2020, compared to the prior year’s quarter, due to strong loan growth.

•
Net interest margin (NIM) decreased to 3.92% for the quarter ended March 31, 2020, compared to 4.06% for the prior year’s quarter and increased 4 basis points from 3.88% in the prior sequential quarter ended December 31, 2019. Due to the recent significant interest rate cuts by the Federal Reserve Board in response to COVID-19, modest NIM contractions are expected during the remainder of 2020.

•
The provision for loan losses was $1.5 million for the quarter ended March 31, 2020 an increase of $1.0 million from the prior year’s quarter due to the increased risk of loan defaults as a result of COVID-19. Many of the Company’s customers have been required to close pursuant to governmental restrictions on non-essential businesses, and we expect they will suffer significant cash flow issues. Due to the uncertainty of COVID-19, the Company anticipates an elevated provision until businesses have reopened and deferral periods have expired.

•
Noninterest income increased $523 thousand to $2.5 million compared to the prior year’s quarter and increased $149 thousand compared to the prior sequential quarter. The increases were primarily due to increased gains on mortgage loan sales, partially offset by amortization on our equity securities.

•
Noninterest expense increased $845 thousand to $9.3 million compared to the prior year’s quarter and increased $604 thousand compared to the prior sequential quarter. The increases were primarily due to increased compensation accruals, severance payouts and increased consulting expenses in connection with BSA/AML remediation.

•	The effective tax rate was 22.9% compared to 20.9% in the prior year's quarter.

Balance Sheet Highlights

•
Total loans increased $14.1 million, or 1.0%, from year-end 2019 to $1.4 billion at March 31, 2020. Commercial and consumer loan portfolios increased $21.0 million and $6.2 million, respectively, partially offset by a decline of $11.6 million in residential mortgage loans and $1.5 million in SBA loans. Loan growth was impacted by payoffs and a $10.0 million sale of portfolio mortgage loans. The Company anticipates slow loan growth through at least the second quarter due to COVID-19.

•
Total deposits increased $128.5 million, or 10.3%, from year-end 2019 to $1.4 billion at March 31, 2020 primarily due to increased noninterest-bearing demand deposits, resulting from a temporary nonrecurring deposit, and a strategic increase in brokered deposits.

•	Borrowed funds decreased $114.0 million to $169.0 million at March 31, 2020.

•
Shareholders’ equity was $164.3 million at March 31, 2020, an increase of $3.6 million from year-end 2019, due to retained net income. On July 16, 2019, the Company authorized the repurchase of up to 5.0% of its outstanding common stock. However, the Company has currently suspended its stock buybacks during the COVID-19 epidemic.

•	Book value per common share was $15.10 as of March 31, 2020.

•
At March 31, 2020, the leverage, common equity Tier I, Tier I and Total Risk Based Capital ratios were 10.55%, 11.72%, 12.44% and 13.21% respectively, all in excess of the ratios required to be deemed “well-capitalized.”

•
Nonperforming assets were $11.2 million, which consisted primarily of $8.4 million of well-secured residential assets. The allowance to total loans ratio was 1.21% at March 31, 2020. Net charge-offs were $519 thousand for the quarter.

Other Highlights

•
Unity Bank has been named one of the 2020 Best Places to Work in New Jersey by NJBiz - the only bank in New Jersey to make this prestigious list. It is the fourth year in a row that Unity has been honored by the survey and awards program, which identifies, recognizes and honors the top places of employment in New Jersey that benefit the state's economy, workforce and businesses.

•
Employees of Unity Bank have been completely focused on helping our customers cope with the impacts of COVID-19 by, among other things, participating in SBA sponsored relief programs to assist small businesses.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $1.7 billion in assets and $1.4 billion in deposits. Unity Bank provides financial services to retail, corporate and small business customers through its 19 retail service centers located in Bergen, Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County in Pennsylvania. For additional information about Unity, visit our website at www.unitybank.com , or call 800-618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, and results of regulatory exams, among other factors.

UNITY BANCORP, INC.
SUMMARY FINANCIAL HIGHLIGHTS
March 31, 2020

				Mar 31, 2020 vs.
				Dec 31, 2019	Mar 31, 2019
(In thousands, except percentages and per share amounts)	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019%		%
BALANCE SHEET DATA:
Total assets	$1,740,076	$1,718,942	$1,590,046	1.2%	9.4%
Total deposits	1,378,618	1,250,114	1,226,586	10.3	12.4
Total loans	1,439,645	1,425,558	1,312,994	1.0	9.6
Total securities	58,002	66,564	62,962	(12.9)	(7.9)
Total shareholders' equity	164,305	160,709	143,717	2.2	14.3
Allowance for loan losses	(17,376)	(16,395)	(15,684)	6.0	10.8

FINANCIAL DATA - QUARTER TO DATE:
Income before provision for income taxes	$6,966	$7,940	$7,260	(12.3)	(4.0)
Provision for income taxes	1,598	1,820	1,520	(12.2)	5.1
Net income	$5,368	$6,120	$5,740	(12.3)	(6.5)

Net income per common share - Basic	$0.49	$0.56	$0.53	(12.5)	(7.5)
Net income per common share - Diluted	$0.49	$0.55	$0.52	(10.9)	(5.8)

Performance ratios:
Return on average assets	1.32%	1.53%	1.55%
Return on average equity	13.23%	15.41%	16.52%
Efficiency ratio	51.92%	51.29%	52.53%
Net interest margin	3.92%	3.88%	4.06%
Noninterest expense to average assets	2.29%	2.17%	2.29%

SHARE INFORMATION:
Market price per share	$11.70	$22.57	$18.88	(48.2)	(38.0)
Dividends paid	$0.08	$0.08	$0.07	—	14.3
Book value per common share	$15.10	$14.77	$13.28	2.2	13.7
Average diluted shares outstanding (QTD)	11,037	11,057	10,955	(0.2)	0.7

CAPITAL RATIOS:
Total equity to total assets	9.44%	9.35%	9.04%
Leverage ratio	10.56%	10.59%	10.09%
Common equity tier 1 risk-based capital ratio	11.71%	11.59%	11.78%
Tier 1 risk-based capital ratio	12.43%	12.32%	12.62%
Total risk-based capital ratio	13.19%	13.06%	13.87%

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$11,178	$7,372	$7,547	51.6	48.1
QTD net chargeoffs (annualized) to QTD average loans	0.15%	0.03%	0.09%
Allowance for loan losses to total loans	1.21%	1.15%	1.19%
Nonperforming assets to total loans	0.67%	0.40%	0.55%
Nonperforming assets to total assets	0.64%	0.43%	0.47%

UNITY BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
March 31, 2020

				Mar 31, 2020 vs.
				Dec 31, 2019		Mar 31, 2019
(In thousands, except percentages)	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019%			%
ASSETS
Cash and due from banks	$20,377	$21,106	$20,737	(3.5	) %	(1.7	) %
Federal funds sold, interest-bearing deposits and repos	158,618	136,910	128,400	15.9		23.5
Cash and cash equivalents	178,995	158,016	149,137	13.3		20.0
Securities:
Securities available for sale	56,290	64,275	45,934	(12.4)		22.5
Securities held to maturity	—	—	14,780	—		(100.0)
Equity securities	1,712	2,289	2,248	(25.2)		(23.8)
Total securities	58,002	66,564	62,962	(12.9)		(7.9)
Loans:
SBA loans held for sale	16,104	13,529	8,010	19.0		101.0
SBA loans held for investment	31,697	35,767	38,815	(11.4)		(18.3)
Commercial loans	786,077	765,032	702,235	2.8		11.9
Residential mortgage loans	456,072	467,706	438,431	(2.5)		4.0
Consumer loans	149,695	143,524	125,503	4.3		19.3
Total loans	1,439,645	1,425,558	1,312,994	1.0		9.6
Allowance for loan losses	(17,376)	(16,395)	(15,684)	6.0		10.8
Net loans	1,422,269	1,409,163	1,297,310	0.9		9.6
Premises and equipment, net	21,046	21,315	23,059	(1.3)		(8.7)
Bank owned life insurance ("BOLI")	26,379	26,323	24,861	0.2		6.1
Deferred tax assets	6,305	5,559	5,320	13.4		18.5
Federal Home Loan Bank ("FHLB") stock	9,054	14,184	10,120	(36.2)		(10.5)
Accrued interest receivable	7,396	6,984	6,926	5.9		6.8
Other real estate owned ("OREO")	1,523	1,723	273	(11.6)		457.9
Goodwill	1,516	1,516	1,516	—		—
Other assets	7,591	7,595	8,562	(0.1)		(11.3)
Total assets	$1,740,076	$1,718,942	$1,590,046	1.2%		9.4%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$334,731	$279,793	$259,114	19.6%		29.2%
Interest-bearing demand	166,990	176,335	166,409	(5.3)		0.3
Savings	388,213	389,795	399,006	(0.4)		(2.7)
Time Deposits	488,684	404,191	402,057	20.9		21.5
Total deposits	1,378,618	1,250,114	1,226,586	10.3		12.4
Borrowed funds	169,000	283,000	195,000	(40.3)		(13.3)
Subordinated debentures	10,310	10,310	10,310	—		—
Accrued interest payable	237	455	419	(47.9)		(43.4)
Accrued expenses and other liabilities	17,606	14,354	14,014	22.7		25.6
Total liabilities	1,575,771	1,558,233	1,446,329	1.1		8.9
Shareholders' equity:
Common stock	90,370	90,113	88,779	0.3		1.8
Retained earnings	74,939	70,442	55,145	6.4		35.9
Treasury stock, at cost	(172)	—	—	(100.0)		(100.0)
Accumulated other comprehensive (loss) income	(832)	154	(207)	NM		NM
Total shareholders' equity	164,305	160,709	143,717	2.2		14.3
Total liabilities and shareholders' equity	$1,740,076	$1,718,942	$1,590,046	1.2%		9.4%

COMMON SHARES AT PERIOD END:
Shares issued	10,894	10,881	10,822
Shares oustanding	10,883	10,881	10,822
Treasury shares	11	—	—
NM=Not meaningful

UNITY BANCORP, INC.
QTD CONSOLIDATED STATEMENTS OF INCOME
March 31, 2020

				Mar 31, 2020 vs.
	For the three months ended			Dec 31, 2019		Mar 31, 2019
(In thousands, except percentages and per share amounts)	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	$	%	$	%
INTEREST INCOME
Federal funds sold, interest-bearing deposits and repos	$188	$182	$221	$6	3.3%	$(33)	(14.9)%
FHLB stock	109	110	116	(1)	(0.9)	(7)	(6.0)
Securities:
Taxable	511	527	475	(16)	(3.0)	36	7.6
Tax-exempt	22	22	29	—	—	(7)	(24.1)
Total securities	533	549	504	(16)	(2.9)	29	5.8
Loans:
SBA loans	985	900	995	85	9.4	(10)	(1.0)
Commercial loans	9,933	9,684	9,069	249	2.6	864	9.5
Residential mortgage loans	5,770	5,782	5,560	(12)	(0.2)	210	3.8
Consumer loans	2,067	2,105	2,035	(38)	(1.8)	32	1.6
Total loans	18,755	18,471	17,659	284	1.5	1,096	6.2
Total interest income	19,585	19,312	18,500	273	1.4	1,085	5.9
INTEREST EXPENSE
Interest-bearing demand deposits	478	506	409	(28)	(5.5)	69	16.9
Savings deposits	851	996	1,119	(145)	(14.6)	(268)	(23.9)
Time deposits	2,447	2,439	2,007	8	0.3	440	21.9
Borrowed funds and subordinated debentures	565	608	749	(43)	(7.1)	(184)	(24.6)
Total interest expense	4,341	4,549	4,284	(208)	(4.6)	57	1.3
Net interest income	15,244	14,763	14,216	481	3.3	1,028	7.2
Provision for loan losses	1,500	500	500	1,000	200.0	1,000	200.0
Net interest income after provision for loan losses	13,744	14,263	13,716	(519)	(3.6)	28	0.2
NONINTEREST INCOME
Branch fee income	317	383	368	(66)	(17.2)	(51)	(13.9)
Service and loan fee income	376	432	442	(56)	(13.0)	(66)	(14.9)
Gain on sale of SBA loans held for sale, net	473	355	316	118	33.2	157	49.7
Gain on sale of mortgage loans, net	1,051	565	350	486	86.0	701	200.3
BOLI income	173	152	151	21	13.8	22	14.6
Net security (losses) gains	(170)	157	100	(327)	(208.3)	(270)	(270.0)
Other income	325	352	295	(27)	(7.7)	30	10.2
Total noninterest income	2,545	2,396	2,022	149	6.2	523	25.9
NONINTEREST EXPENSE
Compensation and benefits	5,439	5,282	4,845	157	3.0	594	12.3
Occupancy	624	652	694	(28)	(4.3)	(70)	(10.1)
Processing and communications	708	711	716	(3)	(0.4)	(8)	(1.1)
Furniture and equipment	655	806	659	(151)	(18.7)	(4)	(0.6)
Professional services	332	222	288	110	49.5	44	15.3
Loan collection & OREO expenses	186	33	66	153	463.6	120	181.8
Other loan expenses	89	70	46	19	27.1	43	93.5
Deposit insurance	88	—	167	88	NM	(79)	(47.3)
Advertising	290	302	348	(12)	(4.0)	(58)	(16.7)
Director fees	200	175	163	25	14.3	37	22.7
Other expenses	712	466	486	246	52.8	226	46.5
Total noninterest expense	9,323	8,719	8,478	604	6.9	845	10.0
Income before provision for income taxes	6,966	7,940	7,260	(974)	(12.3)	(294)	(4.0)
Provision for income taxes	1,598	1,820	1,520	(222)	(12.2)	78	5.1
Net income	$5,368	$6,120	$5,740	$(752)	(12.3)%	$(372)	(6.5)%

Effective tax rate	22.9%	22.9%	20.9%

Net income per common share - Basic	$0.49	$0.56	$0.53
Net income per common share - Diluted	$0.49	$0.55	$0.52

Weighted average common shares outstanding - Basic	10,883	10,872	10,801
Weighted average common shares outstanding - Diluted	11,037	11,057	10,955

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
March 31, 2020

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the three months ended
	March 31, 2020			March 31, 2019
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold, interest-bearing deposits and repos	$69,196	$188	1.09%	$38,066	$221	2.35%
FHLB stock	6,883	109	6.37	6,951	116	6.77
Securities:
Taxable	60,243	511	3.41	58,735	475	3.28
Tax-exempt	3,783	31	3.30	4,588	36	3.18
Total securities (A)	64,026	542	3.40	63,323	511	3.27
Loans:
SBA loans	50,528	985	7.84	50,015	995	8.07
Commercial loans	769,497	9,933	5.19	697,856	9,069	5.27
Residential mortgage loans	462,748	5,770	5.02	439,904	5,560	5.13
Consumer loans	142,284	2,067	5.84	125,987	2,035	6.55
Total loans (B)	1,425,057	18,755	5.29	1,313,762	17,659	5.45
Total interest-earning assets	$1,565,162	$19,594	5.04%	$1,422,102	$18,507	5.28%

Noninterest-earning assets:
Cash and due from banks	21,942			26,105
Allowance for loan losses	(16,698)			(15,753)
Other assets	70,381			70,586
Total noninterest-earning assets	75,625			80,938
Total assets	$1,640,787			$1,503,040

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$193,016	$478	1.00%	$182,080	$409	0.91%
Total savings deposits	394,082	851	0.87	397,209	1,119	1.14
Total time deposits	435,705	2,447	2.26	370,990	2,007	2.19
Total interest-bearing deposits	1,022,803	3,776	1.48	950,279	3,535	1.51
Borrowed funds and subordinated debentures	131,057	565	1.73	134,877	749	2.25
Total interest-bearing liabilities	$1,153,860	$4,341	1.51%	$1,085,156	$4,284	1.60%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	307,683			262,664
Other liabilities	16,101			14,327
Total noninterest-bearing liabilities	323,784			276,991
Total shareholders' equity	163,143			140,893
Total liabilities and shareholders' equity	$1,640,787			$1,503,040

Net interest spread		$15,253	3.53%		$14,223	3.68%
Tax-equivalent basis adjustment		(9)			(7)
Net interest income		$15,244			$14,216
Net interest margin			3.92%			4.06%

(A)
Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
QUARTER TO DATE NET INTEREST MARGIN
March 31, 2020

(Dollar amounts in thousands, interest amounts and interest rates/yields on a fully tax-equivalent basis)
	For the three months ended
	March 31, 2020			December 31, 2019
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold, interest-bearing deposits and repos	$69,196	$188	1.09%	$44,346	$182	1.63%
FHLB stock	6,883	109	6.37	6,949	110	6.28
Securities:
Taxable	60,243	511	3.41	62,787	527	3.33
Tax-exempt	3,783	31	3.30	4,106	27	2.61
Total securities (A)	64,026	542	3.40	66,893	554	3.29
Loans:
SBA loans	50,528	985	7.84	50,016	900	7.14
Commercial loans	769,497	9,933	5.19	742,071	9,684	5.18
Residential mortgage loans	462,748	5,770	5.02	460,450	5,782	4.98
Consumer loans	142,284	2,067	5.84	140,458	2,105	5.95
Total loans (B)	1,425,057	18,755	5.29	1,392,995	18,471	5.26
Total interest-earning assets	$1,565,162	$19,594	5.04%	$1,511,183	$19,317	5.07%

Noninterest-earning assets:
Cash and due from banks	21,942			27,964
Allowance for loan losses	(16,698)			(16,293)
Other assets	70,381			69,226
Total noninterest-earning assets	75,625			80,897
Total assets	$1,640,787			$1,592,080

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Total interest-bearing demand deposits	$193,016	$478	1.00%	$196,638	$506	1.02%
Total savings deposits	394,082	851	0.87	397,401	996	0.99
Total time deposits	435,705	2,447	2.26	411,445	2,439	2.35
Total interest-bearing deposits	1,022,803	3,776	1.48	1,005,484	3,941	1.55
Borrowed funds and subordinated debentures	131,057	565	1.73	132,533	608	1.82
Total interest-bearing liabilities	$1,153,860	$4,341	1.51%	$1,138,017	$4,549	1.59%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	307,683			279,925
Other liabilities	16,101			16,611
Total noninterest-bearing liabilities	323,784			296,536
Total shareholders' equity	163,143			157,527
Total liabilities and shareholders' equity	$1,640,787			$1,592,080

Net interest spread		$15,253	3.53%		$14,768	3.48%
Tax-equivalent basis adjustment		(9)			(5)
Net interest income		$15,244			$14,763
Net interest margin			3.92%			3.88%

(A)
Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductable portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.
QUARTERLY ALLOWANCE FOR LOAN LOSSES AND LOAN QUALITY SCHEDULES
March 31, 2020

Amounts in thousands, except percentages	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$16,395	$16,002	$15,965	$15,684	$15,488
Provision for loan losses charged to expense	1,500	500	750	350	500
	17,895	16,502	16,715	16,034	15,988
Less: Chargeoffs
SBA loans	25	43	98	85	308
Commercial loans	300	—	500	—	1
Residential mortgage loans	200	75	130	—	—
Consumer loans	—	—	—	—	1
Total chargeoffs	525	118	728	85	310
Add: Recoveries
SBA loans	5	7	12	2	1
Commercial loans	1	4	3	4	5
Residential mortgage loans	—	—	—	—	—
Consumer loans	—	—	—	10	—
Total recoveries	6	11	15	16	6
Net chargeoffs	519	107	713	69	304
Balance, end of period	$17,376	$16,395	$16,002	$15,965	$15,684

LOAN QUALITY INFORMATION:
Nonperforming loans:
SBA loans	$1,627	$1,164	$503	$437	$814
Commercial loans	613	529	629	54	1,046
Residential mortgage loans	6,910	3,936	4,427	3,924	5,243
Consumer loans	505	20	23	—	171
Total nonperforming loans (1)	9,655	5,649	5,582	4,415	7,274
Other real estate owned ("OREO")	1,523	1,723	1,723	921	273
Nonperforming assets	11,178	7,372	7,305	5,336	7,547
Less: Amount guaranteed by SBA	427	59	63	68	68
Net nonperforming assets	$10,751	$7,313	$7,242	$5,268	$7,479

Loans 90 days past due & still accruing	$—	$930	$140	$—	$39

Performing Troubled Debt Restructurings (TDRs)	$694	$705	$718	$728	$738

Allowance for loan losses to:
Total loans at quarter end	1.21%	1.15%	1.17%	1.19%	1.19%
Nonperforming loans (1)	179.97	290.43	286.67	361.61	215.62
Nonperforming assets	155.45	222.40	219.06	299.19	207.82
Net nonperforming assets	161.62	224.19	220.96	303.06	209.71

QTD net chargeoffs (recoveries) (annualized) to QTD average loans:
SBA loans	0.16%	0.29%	0.72%	0.70%	2.49%
Commercial loans	0.16	—	0.28	—	—
Residential mortgage loans	0.17	0.06	0.11	—	—
Consumer loans	—	—	—	(0.03)	—
Total loans	0.15%	0.03%	0.21%	0.02%	0.09%

Nonperforming loans to total loans	0.67%	0.40%	0.41%	0.33%	0.55%
Nonperforming assets to total assets	0.64	0.43	0.44	0.33	0.47

UNITY BANCORP, INC.
QUARTERLY FINANCIAL DATA
March 31, 2020

(In thousands, except percentages and per share amounts)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
SUMMARY OF INCOME:
Total interest income	$19,585	$19,312	$19,055	$18,781	$18,500
Total interest expense	4,341	4,549	4,651	4,571	4,284
Net interest income	15,244	14,763	14,404	14,210	14,216
Provision for loan losses	1,500	500	750	350	500
Net interest income after provision for loan losses	13,744	14,263	13,654	13,860	13,716
Total noninterest income	2,545	2,396	2,710	2,411	2,022
Total noninterest expense	9,323	8,719	8,729	8,791	8,478
Income before provision for income taxes	6,966	7,940	7,635	7,480	7,260
Provision for income taxes	1,598	1,820	1,676	1,646	1,520
Net income	$5,368	$6,120	$5,959	$5,834	$5,740

Net income per common share - Basic	$0.49	$0.56	$0.55	$0.54	$0.53
Net income per common share - Diluted	$0.49	$0.55	$0.54	$0.53	$0.52

COMMON SHARE DATA:
Market price per share	$11.70	$22.57	$22.15	$22.70	$18.88
Dividends paid	$0.08	$0.08	$0.08	$0.08	$0.07
Book value per common share	$15.10	$14.77	$14.25	$13.76	$13.28

Weighted average common shares outstanding - Basic	10,883	10,872	10,863	10,843	10,801
Weighted average common shares outstanding - Diluted	11,037	11,057	11,036	11,026	10,955
Issued common shares	10,894	10,881	10,869	10,856	10,822
Outstanding common shares	10,883	10,881	10,869	10,856	10,822
Treasury shares	11	—	—	—	—

PERFORMANCE RATIOS (Annualized):
Return on average assets	1.32%	1.53%	1.53%	1.54%	1.55%
Return on average equity	13.23	15.41	15.57	16.01	16.52
Efficiency ratio	51.92	51.29	51.06	53.20	52.53
Noninterest expense to average assets	2.29	2.17	2.24	2.32	2.29

BALANCE SHEET DATA:
Total assets	1,740,076	1,718,942	1,664,308	1,626,737	1,590,046
Total deposits	1,378,618	1,250,114	1,273,362	1,264,353	1,226,586
Total loans	1,439,645	1,425,558	1,368,474	1,344,757	1,312,994
Total securities	58,002	66,564	63,991	62,122	62,962
Total shareholders' equity	164,305	160,709	154,884	149,383	143,717
Allowance for loan losses	(17,376)	(16,395)	(16,002)	(15,965)	(15,684)

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	5.04%	5.07%	5.16%	5.24%	5.28%
Interest-bearing liabilities	1.51	1.59	1.68	1.69	1.60
Net interest spread	3.53	3.48	3.48	3.55	3.68
Net interest margin	3.92	3.88	3.90	3.96	4.06

CREDIT QUALITY:
Nonperforming assets	11,178	7,372	7,305	5,336	7,547
QTD net chargeoffs (annualized) to QTD average loans	0.15%	0.03%	0.21%	0.02%	0.09%
Allowance for loan losses to total loans	1.21	1.15	1.17	1.19	1.19
Nonperforming assets to total loans	0.67	0.40	0.41	0.33	0.55
Nonperforming assets to total assets	0.64	0.43	0.44	0.33	0.47

(In thousands, except percentages and per share amounts)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
CAPITAL RATIOS AND OTHER:
Total equity to total assets	9.44%	9.35%	9.31%	9.18%	9.04%
Leverage ratio	10.56	10.59	10.54	10.36	10.09
Common equity tier 1 risk-based capital ratio	11.71	11.59	12.24	11.99	11.78
Tier 1 risk-based capital ratio	12.43	12.32	13.04	12.81	12.62
Total risk-based capital ratio	13.19	13.06	14.28	14.06	13.87

Number of banking offices	19	19	19	19	19
Number of ATMs	20	20	20	20	20
Number of employees	205	203	194	185	190